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                                                      Exhibit F

      25 Research Drive, Westborough, Massachusetts 01582
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                                   March 12, 1996



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

     RE:  File No. 70-8783

Dear Commissioners:

     New England Electric System (NEES) and New England Electric Resources, Inc. (NEERI) filed a Statement on Form U-1 with your Commission dated January 25, 1996, an Amendment No. 1 thereto dated January 29, 1996, and an Amendment No. 2 thereto dated February 27, 1996 (the Statement) requesting authorization for NEES and NEERI to, among other things, acquire interests in, finance the acquisition, and hold the securities, of one or more Exempt Wholesale Generators (EWGs), as defined in the Public Utility Holding Company Act of 1935 (the Act), and/or Foreign Utility Companies (FUCOs), as defined in the Act, either directly, or indirectly through new subsidiary companies organized to engage, directly or indirectly, and exclusively, in the business of owning and holding the interests and securities of one or more EWGs and/or FUCOs, and in project development activities relating to the acquisition of such interests and securities and the underlying electrical generation, transmission and distribution projects (Project Parents).

     The Statement also requests authorization for NEES to finance, from time to time through December 31, 1998, the activities of NEERI and Project Parents for the transactions outlined in the Statement.

     It is my opinion that NEES, a voluntary association duly created in The Commonwealth of Massachusetts under an Agreement and Declaration of Trust dated as of January 2, 1926, as amended, and NEERI, a Massachusetts corporation, have all approvals necessary for the transactions contemplated in the Statement. No approval of any state or federal commission is necessary to take these actions other than the Securities and Exchange Commission.

     Based upon the foregoing and subject to appropriate action by the Securities and Exchange Commission under the Act, it is my opinion that, in the event the proposed transactions are consummated in accordance with the
Statement:

     (a) All state laws applicable to the proposed transactions will have been complied with;

     (b) NEERI, NEES, and the Project Parents will be validly organized and duly existing;

     (c) When issued and sold as described in the Statement, any securities, in the case of stock, of Project Parents issued and sold in accordance with the Commission's authorization of the transactions contemplated by the Statement, will be validly
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          issued, fully paid, and non-assessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the corporate documents defining such rights and privileges;

     (d) When acquired as described in the Statement, NEERI and/or NEES, as the case may be, will legally acquire any securities issued and sold by Project Parents in accordance with the Commission's authorization of the transactions contemplated by the Statement and NEES, NEERI and/or Project Parents will legally acquire any securities issued and sold by EWGs or FUCOs in accordance with the Commission's authorization of the transactions contemplated by the Statement;

     (e) When issued as described in the Statement, any debt securities issued by Project Parents to non-affiliates, and any NEES and/or NEERI guarantee in respect thereof entered into in accordance with the Commission's authorization of the transactions contemplated by the Statement will be valid and binding obligations of the Project Parent, NEES, and NEERI, respectively, in accordance with their terms, subject to laws of general application with respect to rights and remedies of creditors and subject to equitable principles; and

     (f) The consummation of the proposed transactions as described in the Statement will not violate the legal rights of any holder of securities issued by NEES, NEERI, or any associate company thereof.

     I hereby consent to the use of this opinion in connection with the statement on Form U-1, as amended, filed with the Securities and Exchange Commission with reference to the proposed transactions.

                                   Very truly yours,

                                   s/Kirk L. Ramsauer

                                   Kirk L. Ramsauer
                                   Associate General Counsel